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Exhibit (j)


(PRICEWATERHOUSECOOPERS LOGO)



                                                      PRICEWATERHOUSECOOPERS LLP
                                                      225 South Sixth Street
                                                      Suite 1400
                                                      Minneapolis MN 55402
                                                      Telephone (612) 596 6000
                                                      Facsimile (612) 373 7160



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 4, 2006, except as to Note 4 which is as of December 19, 2006, relating to the financial statements of Stewart Capital Mid Cap Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
December 19, 2006